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                         TUMBLEWEED COMMUNICATIONS CORP.

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                JANUARY 31, 2000


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SECTION 1.        GENERAL.....................................................1
                  1.1      DEFINITIONS........................................1

SECTION 2.        RESTRICTIONS ON TRANSFER....................................2

SECTION 3.        REGISTRATION................................................3
                  3.1      DEMAND REGISTRATION................................3
                  3.2      PIGGYBACK REGISTRATIONS............................4
                  3.3      FORM S-3 REGISTRATION..............................5
         3.4      EXPENSES OF REGISTRATION....................................6
         3.5      OBLIGATIONS OF THE COMPANY..................................6
         3.6      TERMINATION OF REGISTRATION RIGHTS..........................7
         3.7      DELAY OF REGISTRATION; FURNISHING INFORMATION...............8
         3.8      INDEMNIFICATION.............................................8
         3.9      ASSIGNMENT OF REGISTRATION RIGHTS..........................10
         3.10     AMENDMENT OF REGISTRATION RIGHTS...........................10
         3.11     LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS...............10
         3.12     "MARKET STAND-OFF" AGREEMENT...............................10
         3.13     RULE 144 REPORTING.........................................11

SECTION 4.        MISCELLANEOUS..............................................11
         4.1      GOVERNING LAW..............................................11
         4.2      SURVIVAL...................................................11
         4.3      SUCCESSORS AND ASSIGNS.....................................11
         4.4      SEVERABILITY...............................................12
         4.5      AMENDMENT AND WAIVER.......................................12
         4.6      DELAYS OR OMISSIONS........................................12
         4.7      NOTICES....................................................13
         4.8      ATTORNEYS' FEES............................................13
         4.9      TITLES AND SUBTITLES.......................................13
         4.10     COUNTERPARTS...............................................13


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                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

         This Amended and Restated Investors' Rights Agreement (the "Agreement") is entered into as of the 31st day of January, 2000, by and among TUMBLEWEED COMMUNICATIONS CORP., a Delaware corporation (the "Company"), the Founders (as hereinafter defined), the persons listed on Exhibit A hereto (the "Investors") and the persons listed on Exhibit B hereto (collectively, the "Acquisition Stockholders").

                                    RECITALS

         WHEREAS, the Company, the Founders and the persons listed on Exhibit A hereto are parties to that certain Amended and Restated Investors' Rights Agreement dated as of February 26, 1999 (the "Prior Agreement") pursuant to which the Company granted certain of such persons certain participation, registration and information rights;

         WHEREAS, on November 18, 1999, the Company entered into an Agreement and Plan of Merger by and among the Company, Keyhole Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, and Worldtalk Communications Corporation, a Delaware corporation (the "Merger Agreement"), pursuant to which the Company agreed to extend registration rights to certain additional persons as set forth below; and

         WHEREAS, the Company, the Founders and the Investors intend that this Agreement shall supersede the Prior Agreement, and that the Prior Agreement shall terminate immediately upon the execution of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Merger Agreement, the parties mutually agree as follows:

SECTION 1.        GENERAL

         1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         "Founders" shall mean Jeffrey C. Smith and Jean-Christophe D. Bandini.

         "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 3.9 hereof, except that the Acquisition Stockholders shall not be deemed Holders for purposes of Sections 3.1 and 3.3 hereof.

         "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock (the "Common Stock") registered under the Securities Act.



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         "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         "Registrable Securities" means (i) Common Stock of the Company issued or issuable upon conversion of the Shares; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 3 of this Agreement are not assigned.

         "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (1) are then issued and outstanding or (2) are issuable pursuant to then exercisable or convertible securities.

         "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 3.1, 3.2 and 3.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). In the case of registration pursuant to Section 3.1, "Registration Expenses" also shall include the reasonable fees and expenses of a single special legal counsel for the Holders not to exceed $15,000 and the fees and expenses of any special audits not to exceed $15,000 related to such registration.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "SEC" or "Commission" means the Securities and Exchange Commission.

         "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

         "Shares" shall mean (i) shares of Common Stock beneficially owned or held by the Founders, (ii) shares of Common Stock issued to the Investors and
(iii) for purposes of Section 1, Sections 3.2, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9 and
3.10 and Section 4 only, shares of Common Stock (the "Acquisition Shares") issued to the Acquisition Stockholders.

SECTION 2. RESTRICTIONS ON TRANSFER

           (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

               (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or


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               (ii) (A) The transferee has agreed in writing to be bound by this
Section 2, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

               Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder, provided the transferee will be subject to the terms of this Section 2 to the same extent as if he were an original Holder hereunder.

           (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

           (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

           (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

SECTION 3. REGISTRATION.

     3.1 DEMAND REGISTRATION.

           3.1.1 Subject to the conditions of this Section 3.1, if the Company shall receive a written request from the Holders of more than twenty percent (20%) of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) of their Registrable Securities or a lesser percentage if the Registrable Securities to be registered will have an aggregate offering price to the public in excess of $2,000,000, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such


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request to all Holders, and subject to the limitations of this Section 3.1, effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

           3.1.2 If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.1 and the Company shall include such information in the written notice referred to in Section 3.1.1. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 3.1, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

           3.1.3 The Company shall not be required to effect a registration pursuant to this Section 3.1 prior to the earlier of:

                 (i)    August 15, 2001; or

                 (ii) after the Company has effected two (2) registrations pursuant to this Section 3.1, and such registrations have been declared or ordered effective; or

                 (iii) during the period starting with the date of filing of, and ending on the date one (1) year following the effective date of, the registration statement pertaining to the Initial Offering; or

                 (iv) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 3.1.1, the Company gives notice to the Holders of the Company's intention to make its Initial Offering within ninety (90) days; or

                 (v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 3.1, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company no more than twice in any one-year period.

     3.2 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration

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statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen
(15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent such registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

           3.2.1 UNDERWRITING. If the registration statement under which the Company gives notice under this Section 3.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 3.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any shareholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting.

           3.2.2 RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated or withdraw any registration initiated by it under this Section 3.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 3.4 hereof.

     3.3 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

           3.3.1 promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

           3.3.2 as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the


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Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.3:

                      (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

                      (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000, or

                      (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 3.3, provided, that such right to delay a request shall be exercised by the Company no more than twice in any one-year period, or

                      (iv) if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 3.3, or

                      (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

           3.3.3 Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

     3.4 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 3.1 or any registration under
Section 3.2 or Section 3.3 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to
Section 3.1 or 3.3, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 3.1 or Section 3.3, as applicable, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 3.1 or Section 3.3 to a demand registration.

     3.5 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

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           3.5.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to sixty (60) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

           3.5.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

           3.5.3 Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

           3.5.4 Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

           3.5.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

           3.5.6 Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

           3.5.7 Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

     3.6 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 3 shall terminate and be of no further force and effect five (5) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if (i) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act,
(ii) such Holder (together with its affiliates, partners and former partners) holds less than 1% of the Company's outstanding Common Stock (treating all

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shares of convertible Preferred Stock of the Company (the "Preferred Stock") on
an as converted basis) and (iii) all Registrable Securities held by such Holder may be sold under Rule 144 during any one hundred eighty (180) day period.

     3.7 DELAY OF REGISTRATION; FURNISHING INFORMATION.

          3.7.1 No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

          3.7.2 It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3.1, 3.2 or 3.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     3.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 3.1, 3.2 or 3.3:

          3.8.1 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 3.8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

          3.8.2 To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners,


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directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 3.8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 3.8 exceed the proceeds from the offering received by such Holder.

          3.8.3 Promptly after receipt by an indemnified party under this
Section 3.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.8.

          3.8.4 If the indemnification provided for in this Section 3.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

          3.8.5 The obligations of the Company and Holders under this Section
3.8 shall survive completion of any offering of Registrable Securities in a registration statement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. In the event any offering of Registrable Securities is underwritten, and the underwriting agreement provides for indemnification and/or contribution by the Company and the Holders offering securities thereunder, the indemnification and/or contribution obligations of the Company and the Holders hereunder shall in no event exceed the obligations of the parties set forth in such underwriting agreement.

     3.9 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 3 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (i) is a subsidiary, parent, general partner, limited partner or retired partner of a Holder, or an employee of a partner or shareholder of a Holder or, if such partner or shareholder of Holder is a partnership or corporation, a partner or shareholder of such partnership or corporation, (ii) is a Holder's family member or trust for the benefit of an individual Holder, or (iii) acquires at least one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits and combinations); PROVIDED, HOWEVER, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

     3.10 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 3 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of more than fifty percent (50%) of the Registrable Securities (excluding the Acquisition Shares) which are not held by the Founders, unless such amendment or waiver adversely affects the Founders differently than the other Holders. Any amendment or waiver effected in accordance with this Section 3.10 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 3, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     3.11 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, if the Company shall enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder, then the Company shall grant the Holders such senior registration rights.

     3.12 "MARKET STAND-OFF" AGREEMENT. If requested by the Company as the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any shares of Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

          (i) such agreement shall apply only to the Company's Initial Offering; and

          (ii) all officers and directors of the Company and their affiliates enter into similar agreements.

     The obligations described in this Section 3.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

     3.13 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

          (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

          (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 4. MISCELLANEOUS.

     4.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     4.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     4.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; PROVIDED, HOWEVER, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     4.4 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     4.5 AMENDMENT AND WAIVER.

          4.5.1 Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of more than fifty percent (50%) of the Registrable Securities which are not held by the Founders unless the Founders would be adversely affected differently than the other Holders, in which case a vote by a majority of the Founders shall also be required.

          4.5.2 Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of more than fifty percent (50%) of the Registrable Securities which are not held by the Founders unless the Founders would be adversely affected differently than the other Holders, in which case a vote by a majority of the Founders shall also be required.

          4.5.3 Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to (i) include additional purchasers of the Company's securities as "Holders" and parties hereto or (ii) to include shares of Common Stock subsequently issued by the Company as Registrable Securities hereunder.

          4.5.4 By execution of this Agreement, the parties to the Prior Agreement consent to the amendment and termination of the Prior Agreement.

          4.5.5 Notwithstanding the foregoing and for avoidance of doubt, no Holder of Acquisition Shares shall be entitled, directly or indirectly, to initiate or create any obligation on the part of the Company to file a registration statement.

     4.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     4.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A or Exhibit B hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     4.8 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     4.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     4.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:                                         FOUNDERS:

TUMBLEWEED COMMUNICATIONS CORP.                  _______________________________
                                                 Jeffrey C. Smith

By: _________________________________
    Jeffrey C. Smith
    President and Chief Executive Officer        _______________________________
                                                 Jean-Christophe D. Bandini

INVESTORS:                                   SOFINNOVA VENTURE PARTNERS III
                                             By: Sofinnova Management L.P.,
HIKARI TSUSHIN, INC.                             Its General Partner



By: _______________________________          By: _______________________________
    Name:                                        Name:
    Title:                                       Title:

DRAPER FISHER ASSOCIATES FUND III, L.P.

By: _______________________________          ___________________________________
    Name:                                    Jeffrey C. Smith
    Title:


DRAPER FISHER PARTNERS, L.L.C.               TOLMI, L.L.C.

By: _______________________________          By: _______________________________
    Name:                                        Name:
    Title:                                       Title:


ADOBE VENTURES II, L.P.                      BESSEC VENTURES IV, L.P.
By: H&Q Adobe Ventures Management II, LLC    By:  Deer IV & Co., LLC,
    Its General Partner                           its General Partner


By: _______________________________          By: _______________________________
    Name:                                        Name:
    Title:                                       Title:

H&Q TUMBLEWEED INVESTORS, L.P.               BESSEMER VENTURE PARTNERS IV L.P.
                                             By:  Deer IV & Co.,
                                                  its General Partner

By: _______________________________          By: _______________________________
    Name:                                        Name:
    Title:                                       Title:

AUGUST CAPITAL, L.P., FOR ITSELF AND AS      BAYVIEW INVESTORS
NOMINEE FOR:
AUGUST CAPITAL STRATEGIC PARTNERS, L.P.
AUGUST CAPITAL ASSOCIATES, L.P.
By: August Capital Management, L.L.C.,       By: _______________________________
    the general partner for each of the          Name:
    foregoing                                    Title:


By: _______________________________          CHARLES CORFIELD LIVING TRUST
    Name:                                    U/A 12/19/91
    Title:


INNOVACOM 2                                  By: _______________________________
                                                 Name:
                                                 Title:

By: _______________________________
    Name:
    Title:                                   ___________________________________
                                             Mark Pastore


DRAPER RICHARDS L.P.
By: Draper Richards Management Co.,
    its General Partner
                                             ___________________________________
                                             Donald R. Emery


By: _______________________________
    Name:
    Title:                                   ___________________________________
                                             Gregory C. Smith


___________________________________          GC&H INVESTMENTS
Jean-Christophe D. Bandini



___________________________________          By: _______________________________
Jeffrey J. Baymor                                Name:
                                                 Title:


___________________________________          ___________________________________
Eric Hautemont                               William A. Sahlman

                                             DRAPER ASSOCIATES, L.P.


___________________________________          By: __________, its General Partner
Joseph B. Lassiter III


___________________________________          By: _______________________________
Kenneth H. Keller                                Name:
                                                 Title:


HAMBRECHT & QUIST EMPLOYEE VENTURE           UNITED PARCEL SERVICE GENERAL
FUND, L.P.                                   SERVICES CO.
By:  H&Q Venture Management, L.L.C.
Its: General Partner


By: _______________________________          By: _______________________________
    Name:                                        Name:
    Title:                                       Title:



___________________________________          HILAL CAPITAL, LP
Joseph C. Consul


                                             By: _______________________________
___________________________________              Name:
Charles N. Corfield                              Title:



                                             HILAL CAPITAL, QP, LP
___________________________________
Phil Hilal


HILAL CAPITAL ASSOCIATES, LLC                By: _______________________________
                                                 Name:
                                                 Title:


By: _______________________________          HILAL CAPITAL INTERNATIONAL, LTD.
    Name:
    Title:


                                             By: _______________________________
                                                 Name:
                                                 Title:

HIGHBRIDGE INTERNATIONAL                     NARRAGANSETT I, LP


By: _______________________________          By: _______________________________
    Name:                                        Name:
    Title:                                       Title:


NARRAGANSETT OFFSHORE LTD.


By: _______________________________
    Name:
    Title:

                                    EXHIBIT A

                          SCHEDULE OF EXISTING PARTIES
                               NAMES AND ADDRESSES

 Adobe Ventures II, L.P.
          c/o Hambrecht & Quist
          One Bush Street
          San Francisco, CA  94104

 August Capital, L.P.
          2480 Sand Hill Road, Suite 101
          Menlo Park, CA  94025

 Jean-Christophe D. Bandini
          3375 Brittan Avenue, #11
          San Carlos, CA  94070

 Jeffrey J. Baymor
          2169 Purisima Creek Road
          Half Moon Bay, CA  94019

 Bayview Investors Ltd.
          555 California Street, Suite 2600
          San Francisco, CA  94104

 Bessec Ventures IV, L.P.
          1400 Old Country Road, Suite 407
          Westbury, NY  11590
          Attention: Robert H. Buescher

 Bessemer Venture Partners IV L.P.
          1400 Old Country Road, Suite 407
          Westbury, NY  11590
          Attention: Robert H. Buescher

 Joseph C. Consul
          1131 Dwyer Avenue
          San Jose, CA  95120

 Charles N. Corfield
 Charles N. Corfield Living Trust u/a 12/19/91
          227 High Street
          Palo Alto, CA  94301

Draper Associates, L.P.
Draper Fisher Associates Fund III
Draper Fisher Partners, L.L.C.
         400 Seaport Court, Suite 250
         Redwood City, CA  94063

Draper Richards L.P.
         50 California Street, Suite 2925
         San Francisco, CA  94111
         Attention: Robin Donohoe

Donald R. Emery
         1608 Castro Street
         San Francisco, CA  94114

GC&H Investments
         One Maritime Plaza, 20th Floor
         San Francisco, CA  94111

Hambrecht & Quist Employee Venture Fund, L.P. II
H&Q Tumbleweed Investors, L.P.
         c/o Hambrecht & Quist
         One Bush Street
         San Francisco, CA  94104

Eric Hautemont
         1351 Sacramento Street
         San Francisco, CA  94109

Hikari Tsushin, Inc.
         22F Ohtemachi Nomura Bldg.
         2-1-1 Ohtemachi, Chiyoda-ku, Tokyo
         Japan

Innovacom 2
         455 Market Street, Suite 1440
         San Francisco, CA  94105

Kenneth H. Keller
         3386 Royal Meadow Lane
         San Jose, CA  95135

Joseph B. Lassiter III
         One Concord Road
         Weston, MA  02193

Mark R. Pastore
         2320 Moraga Street
         San Francisco, CA  9412

William A. Sahlman
         77 Viles Street
         Weston, MA  02193

Gregory C. Smith
         155 Eleanor Drive
         Woodside, CA  94062

Jeffrey C. Smith
         1305 Altschul Avenue
         Menlo Park, CA  94025

Sofinnova Venture Partners III
         One Market Plaza
         Steuart Tower, Suite 2630
         San Francisco, CA   94105

Tolmi, L.L.C.
         c/o National Registered Agents
               of NV, Inc.
         202 South Minnesota Street
         Carson City, NV  89703

  with a copy to:

         Timothy Tomlinson, Esq.
         Tomlinson Zisko Morosoli & Maser
         200 Page Mill Road, 2nd Floor
         Palo Alto, CA  94306

United Parcel Service General Services Co.
         55 Glenn Lake Parkway North East
         Atlanta, Georgia  30328

                                    EXHIBIT B
                             SCHEDULE OF NEW PARTIES
                               NAMES AND ADDRESSES

Hilal Capital, LP                       Phil Hilal
  60 East 42nd Street - Suite 1946        c/o Hilal Capital Management LLC
  New York, New York  10165               60 East 42nd Street - Suite 1946
  Telephone:  212-953-1002                New York, New York  10165
  Facsimile:   212-953-1012               Telephone:  212-953-1002
                                          Facsimile:   212-953-1012

Hilal Capital QP, LP                    Highbridge International
  60 East 42nd Street - Suite 1946        c/o Hilal Capital Management LLC
  New York, New York  10165               60 East 42nd Street - Suite 1946
  Telephone:  212-953-1002                New York, New York  10165
  Facsimile:   212-953-1012               Telephone:  212-953-1002
                                          Facsimile:   212-953-1012

Hilal Capital Associates LLC            Narragansett I, LP
  60 East 42nd Street - Suite 1946        c/o Narragansett Asset Management, LLC
  New York, New York  10165               375 Park Avenue - Suite 1404
  Telephone:  212-953-1002                New York, New York  10152
  Facsimile:   212-953-1012               Telephone:  212-521-5042
                                          Facsimile:   212-521-5029

Hilal Capital International, Ltd.       Narragansett Offshore Ltd.
  c/o Hilal Capital Management LLC         c/o Leo Holdings, LLC
  60 East 42nd Street - Suite 1946         375 Park Avenue - Suite 1404
  New York, New York  10165                New York, New York  10152
  Telephone:  212-953-1002                 Telephone:  212-521-5042
  Facsimile:   212-953-1012                Facsimile:   212-521-5029


                                       B-1